Exhibit 10.2

AMENDMENT NO. 1 TO

BIO-KEY INTERNATIONAL, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

This Amendment No. 1 (the “Amendment”) to the BIO-key International, Inc. 2021 Employee Stock Purchase Plan (the “Plan”) is effective as of August 8, 2025, the date it was approved by the Company’s stockholders. Capitalized terms used but not defined herein have the same meanings as in the Plan.

WHEREAS, Eligible Employees may acquire Shares on favorable terms through payroll deductions under the Plan, which was approved by the Company’s stockholders and became effective on June 18, 2021.

WHEREAS, the Company desires to amend the Plan to increase the number of Shares reserved for issuance under the Plan by 700,000 Shares.

WHEREAS, this Amendment requires the approval of the Company’s stockholders.

WHEREAS, the Board, upon the recommendation of the Compensation Committee, which has been designated as the Committee by the Board under Section 2(b) of the Plan, approved this Amendment on June 18, 2025, subject to the approval of the Company’s stockholders at the Company’s 2025 Annual Meeting of Stockholders, to increase the number of Shares by 700,000 Shares, from 43,834 Shares to 743,834 Shares, and to amend the Plan as set forth in this Amendment.

NOW, THEREFORE, the Plan shall be amended as follows:

1.          Section 13(a) of the Plan is hereby amended and restated in its entirety to read:

“(a)     Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 of the Plan, a maximum of 743,834 Shares shall be made available for sale under the Plan and no more than a maximum of 743,834 Shares may be issued on each Exercise Date. If any Option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such Option shall again become available for issuance under the Plan. The Shares subject to the Plan may be unissued shares or reacquired shares bought on the market or otherwise.”

2.         Except as modified herein, all other terms and conditions of the Plan shall remain in full force and effect, and in the event of a conflict between this Amendment and the Plan, this Amendment shall control.